Exhibit 10

CANCELLATION AGREEMENT

THIS CANCELLATION AGREEMENT (the “Agreement”), effective as of December 21, 2005, is by and between Wells Fargo & Company, a Delaware corporation (the “Corporation”), and Richard M. Kovacevich (the “Executive”).

The Corporation and the Executive are parties to a Severance Agreement, dated March 11, 1991, amended effective as of January 1, 1995 (collectively, the “Severance Agreement”), which provides that the Corporation will make certain payments to the Executive if his employment with the Corporation is terminated or if his job duties or compensation and benefits are substantially reduced within three years following a change of control of the Corporation (as defined in the Severance Agreement). The Severance Agreement is currently scheduled to automatically renew for an additional three-year period on March 11, 2006, unless, among other events, the Corporation notifies the Executive, at least 60 days before the Severance Agreement automatically renews, that it will not extend the Severance Agreement. In anticipation of the renewal, the Executive and the Corporation discussed the Severance Agreement, and the Executive requested that the Corporation cancel the Severance Agreement. The parties, therefore, have mutually agreed to cancel the Severance Agreement effective as of the date hereof in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that effective as of the date hereof the Severance Agreement is hereby canceled in all respects and shall be of no further force and effect, all such rights, obligations and liabilities shall be extinguished, and neither party shall have any rights, obligations or liabilities to the other whatsoever under the Severance Agreement. This Agreement will be governed by and construed according to the laws of the State of Minnesota (without regard to the laws of conflict of any jurisdiction) as to all matters.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

/s/ Richard M. Kovacevich
Executive

WELLS FARGO & COMPANY

By:	/s/ James M. Strother
Its:	Executive Vice President and
General Counsel

ATTEST:

/s/ Laurel A. Holschuh
Secretary (Seal)